Exhibit 10.47

January 9, 2009

Mr. Anthony Hicks

Otter Tail Ag Enterprises, LLC

24096 170th Ave.

Fergus Falls, MN 56537-7518

RE: Audit Compliance Waiver

Dear Mr. Hicks:

Please be advised that MMCDC New Markets Fund II, LLC (NMF) has approved your request to provide the following limited waiver.

NMF hereby acknowledges its waiver of the requirement that OTAE furnish to NMF certain audited financial statements within ninety (90) days of the end of OTAE’s 2008 fiscal year, as required under the loan agreement. OTAE’s failure to comply with the specific covenant indicated above on the specific dates indicated above shall not be deemed by NMF to be an Event of Default under the terms of the Loan Agreement through October 1, 2009.

Except as expressly provided herein, nothing in this letter constitutes a (i) waiver of any default, Event of Default, or breach of covenants or agreements by OTAE under the Loan Agreement or the other Loan Documents; or (ii) waiver of any rights or remedies of NMF under the Master Loan Agreement or the other Loan Documents.

If there are any questions please give me a call.

Sincerely,

MMCDC New Markets Fund II, LLC
By: Midwest Minnesota Community
Development Corporation,
Its Managing Member

s/s Arlen Kangas
Arlen Kangas, President